EXHIBIT 10.2

THIRD AMENDMENT TO INDEPENDENT CONTRACTOR CONSULTANCY
AGREEMENT

This Third Amendment to the Independent Contractor Consultancy Agreement (the “Consultancy Agreement”) is made and entered into effective September 1, 2007, by and between Ross Stores, Inc. (the “Company”) and Stuart G. Moldaw (the “Consultant”). The Company and the Consultant previously entered into an Independent Contractor Consultancy Agreement (the “Consultancy Agreement”), which became effective April 1, 2002; a First Amendment to the Consultancy Agreement effective August 21, 2003; and a Second Amendment to the Consultancy Agreement effective April 1, 2005 (the Consultancy Agreement, First Amendment to the Consultancy Agreement, and Second Amendment to the Consultancy Agreement are collectively the “Agreement”). It is now the intention of the Company and the Contractor to further amend the Agreement as set forth below:

I.	The term of this Agreement shall be extended through March 31, 2011.

II.	The Consultant and the Company further amend the Agreement by deleting Paragraph 1.2(d) of the Agreement in its entirety and replacing it with the following new Paragraph 1.2(d):

1.2(d)

(i) Until the respective deaths of Consultant and his current spouse, Consultant, and his current spouse, shall be entitled to continue to participate (at no cost to them) in the following Company employee benefit plans: executive medical, dental, and vision. The Company shall not make any changes in such plans or arrangements that would adversely affect Consultant’s rights or benefits thereunder, unless such change occurs pursuant to a program applicable to all senior executives of the Company and does not result in a proportionately greater reduction in the rights of, or benefits to, Consultant as compared with any other senior executive of the Company.

Except for the amendments as set forth above, the Agreement and all of its terms remain in force and effect.

ROSS STORES, INC.	STUART G. MOLDAW
(the “Company”)	(“Consultant”)

By:	By:

Name:	Date:

Title:

Date:

26